QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 21.1

DiamondRock Hospitality Company Subsidiaries

Company	Jurisdiction of Organization
Bloodstone TRS, Inc.	Delaware
DiamondRock Alpharetta Owner, LLC	Delaware
DiamondRock Alpharetta Tenant, LLC	Delaware
DiamondRock Bethesda General, LLC	Delaware
DiamondRock Bethesda Limited, LLC	Delaware
DiamondRock Bethesda Owner Limited Partnership	Maryland
DiamondRock Bethesda Tenant, LLC	Delaware
DiamondRock Boston Expansion Owner, LLC	Delaware
DiamondRock Boston Owner, LLC	Delaware
DiamondRock Boston Retail Owner, LLC	Delaware
DiamondRock Boston Tenant, LLC	Delaware
DiamondRock Buckhead Owner, LLC	Delaware
DiamondRock Buckhead Tenant, LLC	Delaware
DiamondRock Cayman Islands, Inc.	Cayman Islands
DiamondRock Chicago Conrad Owner, LLC	Delaware
DiamondRock Chicago Conrad Tenant, LLC	Delaware
DiamondRock Chicago Owner, LLC	Delaware
DiamondRock Chicago Tenant, LLC	Delaware
DiamondRock East 40th Street NYC Owner Holdings, LLC	Delaware
DiamondRock East 40th Street NYC Owner, LLC	Delaware
DiamondRock East 40th Street NYC Tenant, LLC	Delaware
DiamondRock Frenchman's Holdings, LLC	Delaware
DiamondRock Frenchman's Owner, Inc.	U.S. Virgin Islands
DiamondRock Griffin Gate Owner, LLC	Delaware
DiamondRock Griffin Gate Tenant, LLC	Delaware
DiamondRock Hospitality Limited Partnership	Delaware
DiamondRock Hospitality, LLC	Delaware
DiamondRock LAX Owner, LLC	Delaware
DiamondRock LAX Tenant, LLC	Delaware
DiamondRock Manhattan/Midtown East Owner, LLC	Delaware
DiamondRock Manhattan/Midtown East Tenant Holdings, LLC	Delaware
DiamondRock Manhattan/Midtown East Tenant, LLC	Delaware
DiamondRock Oak Brook Owner, LLC	Delaware
DiamondRock Oak Brook Tenant, LLC	Delaware
DiamondRock Orlando Airport Owner, LLC	Delaware
DiamondRock Orlando Airport Tenant, LLC	Delaware
DiamondRock Salt Lake Owner, LLC	Delaware
DiamondRock Salt Lake Tenant, LLC	Delaware
DiamondRock Sonoma Owner, LLC	Delaware
DiamondRock Sonoma Tenant, LLC	Delaware
DiamondRock Torrance Owner, LLC	Delaware
DiamondRock Torrance Tenant, LLC	Delaware
DiamondRock Vail Owner, LLC	Delaware
DiamondRock Vail Tenant, LLC	Delaware
DiamondRock Waverly Owner, LLC	Delaware
DiamondRock Waverly Tenant, LLC	Delaware
DRH Austin Owner General, LLC	Delaware
DRH Austin Owner Limited, LLC	Delaware
DRH Austin Owner Limited Partnership	Delaware
DRH Austin Tenant General, LLC	Delaware
DRH Austin Tenant Limited, LLC	Delaware
DRH Austin Tenant Limited Partnership	Delaware
DRH Worthington Owner General, LLC	Delaware
DRH Worthington Owner Limited, LLC	Delaware
DRH Worthington Owner Limited Partnership	Delaware
dba DRH Worthington Owner I Limited Partnership
DRH Worthington Tenant General, LLC	Delaware
DRH Worthington Tenant Limited, LLC	Delaware
DRH Worthington Tenant Limited Partnership	Delaware
dba DRH Worthington Tenant I Limited Partnership
Noble-DiamondRock Perimeter Center Owner, LLC	Delaware
Noble-DiamondRock Perimeter Center Tenant, LLC	Delaware

QuickLinks

  EXHIBIT 21.1
DiamondRock Hospitality Company Subsidiaries